Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated February 28, 1994 in the Form 8-K dated March 3, 1994 of Cincinnati Milacron Inc.

                                    /s/ ERNST & YOUNG


Cincinnati, Ohio
February 28, 1994